Exhibit 5
JACKSON KELLY PLLC
1099 18th Street, Suite 2150
Denver, Colorado 80202
Telephone (303) 390-0003
Telecopier (303) 390-0177
March 2, 2006
Natural Gas Services Group, Inc.
2911 South County Road 1260
Midland, Texas 79706
     Re:     Registration Statement on Form S-1
Gentlemen:
     We have acted as special counsel in the State of Colorado to Natural Gas Services Group, Inc., a Colorado corporation (the “Company”), and in this capacity we have been requested to provide the Company with a legal opinion (“Opinion”) in connection with the filing with the Securities and Exchange Commission (the “Commission”), of a Registration Statement on Form S-1 (the “Registration Statement”) pursuant to Rule 462(b) under the Securities Act of 1933 as amended (the “Securities Act”) relating to the proposed issuance and offering by the Company of up to 538,200 shares of common stock of the Company (the “Shares”). The Company has previously filed a Registration Statement on Form S-1 (Registration No. 333-130879) relating to 2,739,300 shares of common stock of the Company.
     In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our Opinion, including, without limitation, the Articles of Incorporation and Bylaws, as restated or amended, of the Company; resolutions adopted by the Board of Directors of the Company authorizing and approving the issuance of the Shares and the preparation and filing of the Registration Statement; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we deemed relevant. In making all of our examinations, we have specifically relied upon the information and documentation provided to us by the Company to be accurate and complete, and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and the delivery of all documents by all persons other than the Company where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of any such documents.

Natural Gas Services Group, Inc.
March 2, 2006

     Based upon the foregoing, and subject to the assumptions and limitations set forth herein, and having regard for such legal considerations as we deemed relevant, we are of the opinion that:
1.	The Company is a corporation duly organized and validly existing under the laws of the State of Colorado.

2.	Once (i) the Registration Statement has become effective under the Securities Act; (ii) the Shares have been issued in the manner contemplated by and as authorized by the Company’s Board of Directors and as contemplated in the Registration Statement (Registration No. 333-130879); and (iii) the Company has received the consideration in the manner described in the Registration Statement (Registration No. 333-130879), the Shares will be validly issued, fully paid and non-assessable.
     Our opinion is based on the Colorado Business Corporation Act as of the date hereof. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. It is understood that this Opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.
     We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,
/s/ Jackson Kelly PLLC

JACKSON KELLY, PLLC